                                                                    EXHIBIT 99.2

                             Joint Filer Information

Pursuant  to General  Instruction  4(b)(v) to Form 4, the  following  additional reporting persons (the "Filing Persons") are covered by this joint filing:

Habib Kairouz
Rho Capital Partners, Inc.
Rho Capital Partners Verwaltungs GmbH Rho Management Trust I Rho Management
Ventures IV, LLC Rho Ventures IV GmbH & Co. Beteiligungs KG Rho Ventures IV,
L.P.
Rho Ventures IV (QP), L.P.
Joshua Ruch
Kariba LLC
Drakensberg, L.P.

The address for each Filing Person is:

c/o Rho Capital Partners, Inc.
152 West 57th Street, 23rd Floor
New York, NY  10019